EXHIBIT 99.1

P.O. Box 123	Phone:	215-233-5488
6311 Farmar Lane	Fax:	215-233-5488
Flourtown, PA 19031	Email: TMPICEMAN@aol.com
	or	TMPICEMAN@Comcast.net

To: Board of Directors: Universal Capital Management

From: Thomas M. Pickard, Sr.   Mobile: 215-913-4836

June 4, 2009

It is with regret that I find it necessary to resign as a member of the board of UCMT. It has been a most enjoyable learning experience working with my fellow board members. Unfortunately, the time has come for me to take corrective steps to eliminate, or at least alleviate, some very serious health issues.

I want to thank each and everyone of you for the experience and to wish UCMT continued success in the future.

Sincerely,

Thomas M Pickard, Sr.

Alpha Equipment Company

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